EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q (the “Report”) of Body and Mind Inc. (the “Company”) for the quarter ended October 31, 2020, each of Michael Mills, the Chief Executive Officer, and Dong H. Shim, the Chief Financial Officer, of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge and belief:  (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 1, 2021

/s/ Michael Mills
Michael Mills, Principal Executive Officer (Principal Executive Officer)

/s/ Dong Shim
Dong H. Shim, Principal Financial Officer (Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Body and Mind Inc. and will be retained by Body and Mind Inc. and furnished to the Securities and Exchange Commission or its staff upon request.